Exhibit 99.10

AMENDMENT AND ASSIGNMENT OF PURCHASE AND SALE AGREEMENT

This Amendment and Assignment of Purchase and Sale Agreement (this “Amendment”) is made and entered into as of September 30, 2011 (the “Effective Date”) by and among FIRST COMMERCIAL BANK, a Missouri corporation (“Seller”), BROGDON FAMILY, LLC, a Georgia limited liability company (“Assignor”), and ADCARE PROPERTY HOLDINGS, LLC, an Ohio limited liability company or its permitted assigns (“Assignee”).

WITNESSETH:

WHEREAS, Assignor, as purchaser, and Seller are parties to that certain Purchase and Sale Agreement dated as of May 5, 2011, as amended pursuant to that certain First Amendment to Purchase and Sale Agreement dated as of June 13, 2011 (as amended, the “Agreement”); and

WHEREAS, Assignor desires to assign to Assignee all of Assignor’s rights, title and interest in and to the Agreement and Assignee desires to assume all of Purchaser’s obligations under the Agreement; and

WHEREAS, Seller and Assignee desire to further amend the Agreement on the terms set forth herein.

In consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             Capitalized Terms. Capitalized but undefined terms used in this Amendment shall have the meanings set forth in the Agreement.

2.             Assignment and Assumption.  Assignor hereby assigns to Assignee all of  Assignor’s right, title and interest in and to the Agreement and Assignee hereby assumes from Assignor all of Assignor’s obligations under the Agreement.  Assignee shall be recognized as the “Purchaser” under the Agreement.

3.             Consent and Release.  Seller hereby consents to the Assignment of the Agreement to Assignee subject to the following:

a.             The Assignee file its Application for Certificate of Need (CON) with the  Oklahoma Department of Health on or before December 31, 2011.

b.             That the Assignee enter into a Financing Agreement and Receiver’s Certificate simultaneous with the Filing of the Management Agreement with the Oklahoma Department of Health but in no event later than December 31, 2011.

c.             That the closing take place no later than four months from the date of the Application for the Certificate of Need is filed with the Oklahoma State Department of Health.

4.             The definition of “Closing Date” in Section 1.1 of the Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

“Closing Date” shall mean the date set forth in Section 2.2 hereof.

5.             The definition of “Inspection Period” in Section 1.1 of the Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

“Inspection Period” shall mean the period beginning on the Effective Date and ending at midnight on November 30, 2011.

6.             Section 2.2 of the Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

2.2          Closing.  If the closing conditions in Section 4 and Section 5 are satisfied, the purchase and sale of the Properties shall be consummated on the Closing Date by the release of the documents and funds held in escrow by the Escrow Agent. For purposes hereof, the Closing Date shall mean the date which is thirty (30) days after Purchaser’s receipt of all required licenses and permits as described in Section 4.2 hereof, but no later than four (4) months after the Application for the Certificate of Need is filed with the Oklahoma State Department of Health.

7.             Section 12.3(c) of the Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

(c)           Notice Addresses.  All such notices shall be addressed,

if to Seller, to:	First Commercial Bank
P.O. Box 574
303 W. Market Street
Dexter, MO 63841
Attn: Norman B. Harty, President
Facsimile No.:

with a copy to:	Norman B. Harty
201 N. Catalpa
Dexter, MO 63841

If to Purchaser, to:	AdCare Property Holdings, LLC
Two Buckhead Plaza
3050 Peachtree Road NW, Suite 355
Atlanta, GA 30305
Attn: Boyd P. Gentry
Facsimile No.: (404) 781-2885

with a copy to:	Gregory P. Youra, Esq.
Holt Ney Zatcoff & Wasserman, LLP
100 Galleria Pkwy, Suite 1800
Atlanta, GA 30339
Facsimile No.: (770) 956-1490

If to Escrow Agent, to:	Gregory D. Hughes
Hughes and White
Shadowood Office Park
2110 Powers Ferry Road, Suite 440
Atlanta, GA 30339
Facsimile No.: (770) 955-0049

8.             Section 12.6 of the Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

12.6        Assignment; Successors and Assigns.  This Agreement and all rights and obligations hereunder shall not be assignable by Purchaser without the prior written consent of Seller, except that Purchaser may assign this Agreement to one or more entities owned and/or controlled, directly or indirectly, by Purchaser upon not less that three (3) Business Days’ prior notice to Seller.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.  This Agreement is not intended and shall not be construed to create any rights in or to be enforceable in any part by any other persons or entities.

9.             Ratification. Except to the extent amended hereby, Purchaser and Seller ratify and confirm that all other terms and conditions of the Agreement remain in full force and effect.

10.           Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall be taken to be one and the same Amendment, for the same effect as if all parties hereto had signed the same signature page, and an electronic PDF or facsimile copy of an executed counterpart shall constitute the same as delivery of the original of such executed counterpart. Any signature page of this Amendment (whether original or facsimile) may be detached from any counterpart of this Amendment (whether original or facsimile) without impairing the legal effect of any signatures thereof and may be attached to another counterpart of this Amendment (whether original, PDF or facsimile) identical in form hereto but having attached to it one or more additional signature pages (whether original, PDF or facsimile).

11.           To the extent any paragraph in the original Purchase Agreement conflict with the terms set forth herein.

The terms herein shall prevail.

[Signatures on next page]

IN WITNESS WHEREOF, each party has caused this instrument to be executed as of the date set forth hereinabove.

ASSIGNOR:

BROGDON FAMILY, LLC,
a Georgia limited liability company

By:	/s/ Christopher F. Brogdon
Christopher F. Brogdon, Manager

SELLER:

FIRST COMMERCIAL BANK,
a Missouri corporation

By:	/s/ Norman B. Harty
Norman B. Harty, President

ASSIGNEE:

ADCARE PROPERTY HOLDINGS, LLC,
a Georgia limited liability company

By:	/s/ Boyd P. Gentry
Boyd P. Gentry, CEO